UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2009 (February 20, 2009)

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c)

On February 20, 2009, the Compensation Committee of our Board of Directors approved the Hexion Specialty Chemicals, Inc. 2009 Leadership Long-Term Cash Incentive Plan (the “Plan”). Our executive officers and selected key members of management are eligible to participate in the Plan. Under the Plan, participants earn cash bonus compensation based upon the achievement of two financial performance measures: a cost reduction target, which must be achieved by December 31, 2010, and an EBITDA threshold target. If both the EBITDA and cost reduction targets are achieved by December 31, 2010, then the awards under the Plan will vest 50% on January 1, 2011 and 50% on January 1, 2012. If the cost reduction goal is met when measured on December 31, 2010, and the EBITDA threshold target is achieved on or after December 31, 2011, then the awards will vest 100% on January 1 of the year following the year in which the EBITDA target is achieved. If the minimum cost reduction target is not achieved by December 31, 2010, no payments will be made under the Plan. Under the Plan, a change-in-control event would accelerate the time-vesting requirement but not the financial performance or cost reduction requirements of the Plan. Any award payments are subject to the participants’ continued employment with the Company through the vesting dates, and Audit Committee approval of our audited, annual financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: February 25, 2009

	By:	/s/ Mary Ann Jorgenson
Mary Ann Jorgenson
Executive Vice President and
General Counsel